Exhibit 99.1

                          Annual Holders' Tax Statement

Summary of Payments for CPS Auto Receivables Trust 1998-3 for the Year Ended December 31, 1998


                                             --------------     ------------------     -----------------
                                             Base Servicing     Principal Payments     Interest Payments
---------------------------------            --------------     ------------------     -----------------
CPS Auto Receivables Trust 1998-3            $2,339,829.34      $33,748,060.35         $6,100,922.46
---------------------------------            --------------     ------------------     -----------------


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